EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Equity Investor Fund,
Cohen & Steers Realty MajorsSM Portfolio, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-45433 of our report dated April 23, 1998, relating to the Statement of Condition of Equity Investor Fund, Cohen & Steers Realty MajorsSM, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 23, 1998